Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-192670, 333-196913 and 333-210264 on Form S-3, Registration Statement No. 333-210265 on Form S-4 and Registration Statement Nos. 333-143863, 333-176789 and 333- 203018 on Form S-8 of our report dated July 16, 2018, relating to the 2017 financial statements (before retrospective adjustments to the financial statements to reflect the impact of adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), as disclosed in Note 1 under captions  Reclassifications and Adjustments to Prior Period Financial Statements and  Recently Issued Accounting Standard Updates - Adopted in the Current Period to the financial statements) of StoneMor Partners L.P. and subsidiaries, (not presented herein) appearing in this Annual Report on Form 10-K of StoneMor Partners L.P. for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania

April 2, 2019